UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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VIGGLE INC.
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VIGGLE INC.
902 Broadway, 11th Floor
New York, New York

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

The 2015 Annual Meeting of Stockholders of Viggle Inc. (the “Company”) is scheduled to be held on January 13, 2015 at 2:00 p.m. Eastern time at the offices of Greenberg Traurig LLP, 200 Park Avenue, 15th Floor, New York, New York 10166 for the following purposes:

●
The election of the following seven (7) incumbent directors to serve on the Company’s board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

●	The ratification of the appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending June 30, 2015.

●
The approval of (i) the right to exercise warrants for up to One Million (1,000,000) shares of the Company’s common stock in connection with funding pursuant to a line of credit with Sillerman Investment Company III LLC of up to Twenty Million Dollars ($20,000,000); and (ii) the right to exercise warrants for up to Five Hundred Thousand (500,000) shares of the Company’s common stock in connection with funding the purchase of up to Ten Million Dollars ($10,000,000) of the Company’s Series C Preferred shares on the terms described in this Information Statement.

●	Such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

The close of business on December 1, 2014 has been fixed by our board of directors as the record date for determining the holders of our common stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.  Each share of common stock is entitled to one vote.  For ten days prior to the meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, during ordinary business hours at the offices of Greenberg Traurig, LLP, 200 Park Avenue, 15th Floor, New York, New York 10166.

We are not soliciting proxies for this annual meeting. However, all stockholders are welcome to attend the meeting, meet with management and the board of directors and vote in person.

By Order of the Board of Directors,

_____________________________
Mitchell J. Nelson
Secretary

[December 4], 2014

INFORMATION STATEMENT
OF
VIGGLE INC.
902 Broadway, 11th Floor
New York, New York

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement contains information relating to the Company’s 2015 annual meeting of stockholders to be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, 15th Floor, New York, New York 10166 on January 13, 2015 at 2:00 p.m. Eastern time, and at any adjournments or postponements thereof.  The approximate date that this Information Statement, the preceding Notice of Annual Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 are first being made available to stockholders is [December 4], 2014.  We are making this Information Statement available to our stockholders for use at the annual meeting.  You should review this Information Statement in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

TABLE OF CONTENTS

GENERAL INFORMATION

Meeting Information

The annual meeting of stockholders of Viggle Inc. (“Viggle,” the “Company,” “we,” “our” or “us”) will be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York, beginning at 2:00 p.m., Eastern Time, on January 13, 2015.

Who May Vote

You are entitled to vote in person at the annual meeting if you owned shares of our common stock as of the close of business (5:00 p.m.) on December 1, 2014, the record date of the annual meeting. On the record date [________] shares of our common stock were issued and outstanding and held by [______] holders of record. Holders on the record date of our common stock which is (1) held directly in your name as the stockholder of record or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee, are entitled to one vote per share at the annual meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

How To Vote

Holders of record may vote in person at the meeting by ballot or grant a proxy to another person to vote in your place. If your shares are not held of record in your name, you must obtain a proxy from the record holder, usually a broker or other nominee, in order to vote in person at the meeting.

Quorum

The presence at the annual meeting of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. Abstentions are counted as present for the purpose of determining the presence of a quorum.  A broker who holds shares in nominee or “street name” for a customer who is the beneficial owner of those shares may be prohibited from voting those shares in person on any proposal to be voted on at the annual meeting without specific instructions from such customer with respect to such proposal.

Votes Needed

Proposal 1: Election of Directors. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of each of the seven (7) director nominees. You may vote “for” or “against” one or more director nominees or you may “abstain” as to one or more director nominees.  A properly executed ballot marked “abstain” as to the election of one or more director nominees will not be counted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Stockholders do not have the right to cumulate their votes for directors.  Under New York Stock Exchange rules, any broker who is the record holder of shares on behalf of a beneficial owner (the customer) may not vote shares at the meeting for the election of directors unless the broker receives instructions from the beneficial owner.

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of all shares casting votes at the annual meeting is required to ratify the appointment of BDO USA, LLC as our independent registered public accounting firm for the fiscal year ending June 30, 2015.  Abstentions and broker non-votes will have no effect on the outcome of the vote. You should note that brokers have the authority to vote their customers’ shares on this proposal even if they do not receive instructions as to how to vote on this proposal.

Proposal 3:  Right to Exercise Warrants.  The affirmative vote of the holders of a majority of all shares casting votes at the annual meeting is required to approve the right to exercise warrants for up to One Million (1,000,000) shares of the Company’s common stock in connection with funding pursuant to a line of credit with Sillerman Investment Company III LLC of up to Twenty Million Dollars ($20,000,000); and (ii) the right to exercise warrants for up to Five Hundred Thousand (500,000) shares of the Company’s common stock in connection with funding the purchase of up to Ten Million Dollars ($10,000,000) of the Company’s Series C Preferred shares on the terms described in this Information Statement.

As of the record date, Sillerman Investment Company III, LLC, an affiliate of Robert F.X. Sillerman, the Company’s Executive Chairman and Chief Executive Officer, owned and were entitled to vote approximately 8,230,623 shares of our common stock, which represented approximately 51.1% of the shares of our common stock outstanding on that date.  Sillerman Investment Company III LLC has indicated it will vote its shares in favor of the seven director nominees and the other proposals.

Other Matters

The board of directors does not know of any matter that will be presented for your consideration at the meeting other than the proposals described herein.

ACTION NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of seven members, each of whom is standing for re-election at the Annual Meeting.  The directors will serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.  Our board of directors, based on the recommendation of the nominating and governance committee, nominated each of Robert F.X. Sillerman, Peter C. Horan, Michael J. Meyer, John D. Miller, Mitchell J. Nelson, Harriet Seitler, and Birame N. Sock for re-election.

When analyzing whether directors and nominees for election by the holders of our common stock have the experience, qualifications, attributes and skills, individually and taken as a whole, the nominating and governance committee and our board of directors focus on the information as summarized in each of the directors’ individual biographies set forth on pages 6 and 7 in this Information Statement. In particular, our board of directors selected Mr. Sillerman to serve as a director because he is our company’s Executive Chairman and Chief Executive Officer and our board of directors believes he possesses significant entertainment and financial expertise, which will benefit our company.  Mr. Horan was selected as a director because our board of directors believes that his technology, internet and advertising experience will benefit the Company.  Mr. Meyer was selected by the board of directors because it believes his experience in financial planning and debt issues will benefit the Company.  Our board of directors believes that Mr. Miller’s venture capital and financial experience will benefit the Company, and has selected him as a director for that reason.  Our board of directors has selected Mr. Nelson as a director because it believes his legal and business experience will benefit the Company.  Ms. Seitler was selected as a director because our board of directors believes her experience in TV and digital media, sponsorships and marketing will benefit the Company.  Our board of directors believes Ms. Sock’s experience in technology and consumer marketing will benefit the Company, and has selected her as a director for that reason.

We expect each of the seven director nominees to be able to serve if elected. If any nominee is not able to serve, ballots will be counted to determine the election of the remainder of those nominated and able to serve.

Vote Required and Recommendation of Our Board of Directors

The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of each of the seven director nominees. You may vote “for” or “against” one or more director nominees or you may “abstain” as to one or more director nominees.  A properly executed ballot marked “abstain” as to the election of one or more director nominees will not be counted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Stockholders do not have the right to cumulate their votes for directors.

Our board of directors unanimously recommends that you vote “FOR” the election of each of the seven director nominees named above.

INFORMATION REGARDING NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table sets forth the nominees (all of whom are incumbent directors) to be elected at the annual meeting and our executive officers and each such person’s age and positions with our company as of December 1, 2014:

Directors

Name	Age	Position
Robert F.X. Sillerman	66	Director*
Mitchell J. Nelson	66	Director*
Peter Horan	59	Director
Michael J. Meyer	49	Director
John D. Miller	69	Director
Harriet Seitler	58	Director
Birame N. Sock	38	Director

* Also an executive officer (see below)

Executive Officers

Robert F.X. Sillerman	66	Executive Chairman and Chief Executive Officer**
Kevin Arrix	45	Chief Revenue Officer
Gregory Consiglio	48	President and Chief Operating Officer
Mitchell J. Nelson	66	Executive Vice President and Secretary**
John Small	47	Chief Financial Officer
__________
** Also a director (see above)

The business experience of each such person is set forth below.

Robert F.X. Sillerman was elected a director of the Company and Executive Chairman of our board of directors effective as of February 7, 2011 and Chief Executive Officer effective June 19, 2012.  He is also Executive Chairman and Chief Executive Officer of SFX Entertainment Inc. (“SFX”), a company in the Electronic Dance Music area.  Between January 10, 2008 and December 31, 2012, he served as Chairman and Chief Executive Officer of Circle Entertainment Inc. (“Circle”).  Mr. Sillerman also served as the Chief Executive Officer and Chairman of CKX Inc. from February 2005 until May 2010. From August 2000 to February 2005, Mr. Sillerman was Chairman of FXM, Inc., a private investment firm. Mr. Sillerman is the founder and has served as managing member of FXM Asset Management LLC, the managing member of MJX Asset Management, a company principally engaged in the management of collateralized loan obligation funds, from November 2003 through April 2010. Prior to that, Mr. Sillerman served as the Executive Chairman, a Member of the Office of the Chairman and a director of SFX Entertainment, Inc., from its formation in December 1997 through its sale to Clear Channel Communications in August 2000.  The Board of Directors selected Mr. Sillerman as a director because it believes he possesses significant entertainment and financial expertise, which will benefit the Company.

Peter C. Horan was appointed as a Non-Executive Board Member of the Company on February 15, 2011.  Mr. Horan is currently the Founder and Principal at Horan MediaTech Advisors.  Additionally, he is a director of Tree.com.  Mr. Horan has held senior management positions at many internet companies, including serving as Executive Chairman of Halogen Network and CEO of Goodmail Systems, Inc. from 2008 to 2010.  Previously, Mr. Horan was CEO of IAC’s Media and Advertising Group from 2007 to 2008.  He was CEO of AllBusiness.com from 2005 to 2007.  As CEO of About.com from 2003 to 2005, Mr. Horan led the sale of the company to the New York Times Company. Mr. Horan was CEO of DevX.com from 2000 to 2003.  Previously at International Data Group, he served as Senior Vice President from 1991 until 2000, where he was also the publisher of their flagship publication Computerworld.  He held senior account management roles at leading advertising agencies including BBD&O and Ogilvy & Mather.  Mr. Horan was selected as a director because the Board of Directors believes that his technology, internet and advertising experience will benefit the Company.

Michael Meyer was appointed as a Non-Executive Board Member of the Company on June 1, 2013. He is a Partner and Head of Sales and Trading at The Seaport Group, a position he has held since 2009. The Seaport Group provides investment banking, research and analysis, and institutional sales and trading services. From 2008 to 2009, Mr. Meyer was employed as Director at UBS O'Conner, a hedge fund located in New York City. Prior to that, he served as Head of Investment Grade Trading and Sales for Bank of America from 2002 to 2007. From 1998 through 2002, Mr. Meyer was the Head of Investment Grade Bond Trading at Union Bank of Switzerland. He was also Managing Director of Credit Trading at Merrill Lynch from 1992 through 1998 and Vice-President of Credit Trading at Credit Suisse from 1988 through 1992. Mr. Meyer has served as a director for Circle, a company developing location-based entertainment venues, which is controlled by Mr. Sillerman, since 2008. The Board of Directors selected Mr. Meyer to serve as a director because the Board of Directors believes his experience in financial planning and debt issues will benefit the Company.

John D. Miller was appointed as a Non-Executive Board Member of the Company on February 15, 2011.  Mr. Miller served as a director of Circle Entertainment Inc. from January 2009 until August 2012. Mr. Miller is the Chief Investment Officer of W.P. Carey & Co. LLC, a net lease real estate company. Mr. Miller is also a founder and Non-Managing Member of StarVest Partners, L.P., a $150 million venture capital investment fund formed in 1998. From 1995 to 1998 Mr. Miller was President of Rothschild Ventures Inc., the private investment unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group. He was also President and CEO of Equitable Capital Management Corporation, an investment advisory subsidiary of The Equitable, where he worked for 24 years beginning in 1969. From February 2005 through January 2009, when he resigned, Mr. Miller served as a director of CKX, Inc.  Mr. Miller became a director of SFX Holding Corporation in October, 2012.  .  Mr. Miller also serves as a trustee with several not-for-profit organizations.  The Board of Directors believes that Mr. Miller's venture capital and financial experience will benefit the Company, and has selected him as a director for that reason.

Mitchell J. Nelson was appointed Director, Executive Vice President, General Counsel and Secretary on February 7, 2011.  He stepped down as General Counsel effective April 16, 2013, but remains a director and the Company’s Executive Vice President and Secretary.  Mr. Nelson also serves as Executive Vice President, General Counsel and Secretary of Circle, having served in such capacity since January 2008, and served as President of its wholly-owned subsidiary, FX Luxury Las Vegas I, LLC (which was reorganized in bankruptcy) in 2010.  He has been a Senior Legal Advisor to SFX since January 1, 2012.  He also served as President of Atlas Real Estate Funds, Inc., a private investment fund which invested in United States-based real estate securities, from 1994 to 2008, and as Senior Vice President, Corporate Affairs for Flag Luxury Properties, LLC from 2003 to present.  Prior to 2008, Mr. Nelson served as counsel to various law firms, having started his career in 1973 at the firm of Wien, Malkin &Bettex.  At Wien, Malkin & Bettex, which he left in 1992, he became a senior partner with supervisory responsibility for various commercial real estate properties. Mr. Nelson is an Adjunct Assistant Professor of Real Estate Development at Columbia University.  He was a director of The Merchants Bank of New York and its holding company until its merger with, and remains on the Advisory Board of, Valley National Bank. Additionally, he has served on the boards of various not-for-profit organizations, including as a director of the 92nd Street YMHA and a trustee of Collegiate School, both in New York City.  The Board has selected Mr. Nelson as a director because it believes his legal and business experience will benefit the Company.

Harriet Seitler was appointed as a Non-Executive Board Member of the Company on February 15, 2011. Ms. Seitler is currently Chief Marketing Officer and Executive Vice President for Oprah Winfrey’s Harpo Studios and the Oprah Winfrey Network. Joining Harpo over 15 years ago in 1995, Ms. Seitler is responsible for marketing, development of strategic brand partnerships, and digital extensions for  OWN, The Oprah Winfrey Network and other Oprah related businesses, from e-learning to live events.  Ms. Seitler was also instrumental in the development and launch of “The Dr. Oz Show.” Prior to working at Harpo, Ms. Seitler served as Vice President, Marketing at ESPN from 1993 to 1994. She was responsible for the branding of ESPN, SportsCenter, as well as the branding and launch of ESPN2. Ms. Seitler began her career at MTV Networks serving from 1981 to 1993 in marketing and promotions, rising to the rank of Senior Vice President. At MTV, Ms. Seitler pioneered branded entertainment initiatives and built major new franchises such as the MTV Movie Awards and MTV Sports. Ms. Seitler has served on the board of directors of The Oprah Winfrey Foundation and is currently a board member of Sharecare.com.

Birame Sock was appointed as a Non-Executive Board Member of the Company on February 12, 2013. Ms. Sock is the founder of a new startup, Flyscan, a real-time interactive mobile marketing platform. She was the founder and CEO of Third Solutions, Inc., the leading digital receipts company, which she founded in 2007.  In 2002, Ms. Sock founded Musicphone, a wireless entertainment company that launched the first music recognition platform in the US, which she led until its acquisition by Gracenote, Inc. in 2007. Birame Sock served as a member of the board of directors of CKX Inc. from 2005 until 2006, when she became a consultant for CKX Inc. and affiliated companies.  The Board of Directors selected Ms. Sock as a director because it believes her experience in technology and consumer marketing will benefit the Company.

Kevin Arrix serves as the Company’s Chief Revenue Officer.  Mr. Arrix joined Viggle Inc. after spending nine years as EVP, Digital Advertising at MTV Networks, where he was in charge of sales, operations, strategy and integrated marketing for all of the company's digital brands including MTV, Nickelodeon & Comedy Central. Prior to MTV Networks, Kevin held management positions at CBS Sports Line and Turner Broadcasting. Kevin is a graduate of Duke University.

Gregory Consiglio, the Company’s President and Chief Operating Officer, joined the Company in May 2011 as Head of Business Development.  He was named President and Chief Operating Officer on November 1, 2012.  Prior to joining the Company, Mr. Consiglio was most recently Executive Vice President of Business Development at Ticketmaster, where he oversaw teams responsible for new business initiatives including online affiliate sales and marketing, online sponsorships, advertising sales, third party alliances, resale sponsorships, and the creation and management of new revenue streams beyond ticketing.   In 2006, prior to joining Ticketmaster, Mr. Consiglio led Corporate Development for GoFish, an online video network, and was the CEO of Wellness Solutions International, a provider of online sales and marketing systems to the direct sales industry. Previously he spent seven years at America Online serving in a variety of business development and operating roles including Managing Director, AOL Asia based in Hong Kong, China. Greg left AOL in 2003 as Senior Vice President, overseeing International Operations and Business Development.  His early career included roles in the consulting practice of KPMG and government affairs for Nortel and advising companies on new market development strategies.

John Small was named as the Company’s Head of Corporate Strategy and Development in August 2011 and was named as Chief Financial Officer and Principal Accounting Officer on September 10, 2012.  Mr. Small came to the Company after serving as a Senior Asset Manager for GLG Partners from April 2000 until August 2011.  At GLG Partners, Mr. Small was responsible for TMT and Renewable Energy positions. John Small is on the board of directors of ViSole, and has previously served on the boards of directors of Loyalty Alliance, Infinia Corporation, PayEaseCorporation, New Millenium Solar Equipment Co., and ShortList Media Ltd.

Corporate Governance Guidelines and Director Independence

The Company has Corporate Governance Guidelines which provide, among other things, that a majority of the members of our board of directors must meet the criteria for independence required by The Nasdaq Stock Market®.  The Nasdaq Stock Market® requires that a majority of our board of directors qualify as “independent” and that the Company shall at all times have a standing audit committee, compensation committee and nominating and corporate governance committee, which committees will be made up entirely of independent directors.

Messrs. Horan, Meyer and Miller, and Mmes. Seitler and Sock, whose biographical information is included above under the heading “Information Regarding Directors and Executive Officers” are incumbent directors and director nominees who qualify as independent director under the applicable rules of The Nasdaq Stock Market®.

The Corporate Governance Guidelines also outline director responsibilities, provide that our board of directors shall have full and free access to officers and employees of the Company and require our board of directors to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance Guidelines can be found on the Company’s website at www.viggle.com.

Election of Directors
The Company's directors are elected to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. The Company's bylaws provide that all elections for the Board of Directors will be decided by a plurality of the votes cast by the holders of shares entitled to vote.

Wetpaint Nomination Agreement
Pursuant to the merger agreement with Wetpaint, the Company entered into a nomination agreement, effective at the closing of the Wetpaint Acquisition, with certain former shareholders of wetpaint.com, inc. (the “Former Wetpaint Shareholders”) pursuant to which such holders were granted certain rights with respect to nominating a member of our Board of Directors or selecting a representative to attend all meetings of our Board of Directors in a nonvoting observer capacity.  The Former Wetpaint Shareholders have not notified us whether they intend to elect a designee at the annual meeting to serve as their board representative.

Director Independence
The Company's Board of Directors determined that Peter C. Horan, Michael Meyer, John D. Miller, Harriet Seitler and
Birame N. Sock satisfy the criteria for independence under applicable Nasdaq rules and SEC rules for independence of directors and committee members.

Board of Directors Leadership Structure and Role in Risk Oversight

Our board of directors believes the interests of all stockholders are best served at the present time through a leadership model with a combined Chairman and CEO position.  Our board of directors has overall responsibility for risk oversight.  The role of the board of directors in the risk oversight of the Company includes, among other things:

●	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;
●	approving all auditing and non-auditing services permitted to be performed by the independent auditors;
●	reviewing annually the independence and quality control procedures of the independent auditors;
●	reviewing and approving all proposed related party transactions;
●	discussing the annual audited financial statements with the management; and
●
meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics, which is applicable to all our employees and directors, including our principal executive officer, chief financial officer, principal accounting officer, controller and persons performing similar functions. The Code of Business Conduct and Ethics is posted on our website at www.viggle.com.

We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions by posting such information on our website at www.viggle.com.

 Meetings and Committees of the Board of Directors

During the fiscal year ended June 30, 2014, our board of directors held six (6) meetings and acted by unanimous written consent twelve (12) times. Each of Messrs. Sillerman, Horan, Meyer, Miller and Nelson, and Mmes. Seitler and Sock, attended at least seventy-five percent (75%) of the total number of meetings of our board of directors and committees (if any) on which he or she served that were held during 2014.

The following chart sets forth the current membership of each board committee. Our board of directors reviews and determines the membership of the committees at least annually.

Committee	Members

Audit Committee	Peter Horan
Michael J. Meyer (Chair)
John D. Miller

Compensation Committee	Peter Horan
John D. Miller (Chair)

Nominating and Corporate Governance Committee	John D. Miller (Chair)
Harriet Seitler

Information about the committees, their respective roles and responsibilities and their charters is set forth below.

Audit Committee

The audit committee is currently comprised of Messrs. Horan, Meyer (Chair) and Miller.  The audit committee assists our board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including the selection of our outside auditors, review of the financial reports and other financial information we provide to the public, our systems of internal accounting, financial and disclosure controls and the annual independent audit of our financial statements. The audit committee met four (4) times during the fiscal year ended June 30, 2014.

All members of the audit committee are independent within the meaning of the rules and regulations of the SEC and our Corporate Governance Guidelines. In addition, Mr. Meyer is qualified as an audit committee financial expert under the regulations of the SEC and has the accounting and related financial management expertise required by our Corporate Governance Guidelines. The audit committee’s charter can be found on the Company’s website at www.viggle.com.

Compensation Committee

We have a standing compensation committee currently comprised of Messrs. Horan (Chair) and Miller. The compensation committee represents our Company in reviewing and approving the executive employment agreements with our Chief Executive Officer, President, Principal Accounting Officer and General Counsel. The compensation committee also reviews management’s recommendations with respect to executive compensation and employee benefits and is authorized to act on behalf of our board of directors with respect thereto. The compensation committee also administers the Company’s stock option and incentive plans, including our 2011 Executive Incentive Plan. All members of the compensation committee are independent within the meaning of the rules and regulations of the SEC and our Corporate Governance Guidelines. The compensation committee’s charter can be found on the Company’s website at www.viggle.com. During the fiscal year ended June 30, 2014, the compensation committee acted by unanimous consent four (4) times.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is currently comprised of Mr. Miller (Chair) and Ms. Seitler. The nominating and corporate governance committee is responsible for recommending qualified candidates to our board of directors for election as directors of our Company, including the slate of directors proposed by our board of directors for election by stockholders. The nominating and corporate governance committee also advises and makes recommendations to our board of directors on all matters concerning directorship practices and recommendations concerning the functions and duties of the committees of our board of directors. To assist in formulating such recommendations, the nominating and corporate governance committee utilizes feedback that it receives from our board of directors’ annual self-evaluation process, which it oversees and which includes a committee and director self-evaluation component. The nominating and corporate governance committee developed and recommended to our board of directors Corporate Governance Guidelines and will review, on a regular basis, the overall corporate governance of our Company. The nominating and corporate governance committee met one (1) time during the fiscal year ended June 30, 2014.  All members of the nominating and corporate governance committee are independent within the meaning of our Corporate Governance Guidelines.  The nominating and corporate governance committee’s charter can be found on the Company’s website at www.viggle.com.

When considering the nomination of directors for election, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills and the extent to which the candidate would fill a present need on our board of directors. The Nominating and Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates. The nominating and corporate governance committee currently does not have a policy whereby it will consider recommendations from stockholders for its director nominees.

Communications by Stockholders with Directors

The Company encourages stockholder communications to our board of directors and/or individual directors. Stockholders who wish to communicate with our board of directors or an individual director should send their communications to the care of Mitchell J. Nelson, Secretary, Viggle Inc., 902 Broadway, New York, New York 10010. Communications regarding financial or accounting policies should be sent to the attention of the chair of the audit committee. Mr. Nelson will maintain a log of such communications and will transmit as soon as practicable such communications to the chair of the audit committee or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr. Nelson.

COMPENSATION OF DIRECTORS

Employee directors do not receive any separate compensation for their board service. Independent directors receive the compensation described below.

Each of our independent directors will receive an annual fee of $80,000, which includes attendance fees for four meetings a year. Each independent director will also receive an additional $7,500 for attendance at additional meetings of our board of directors (over four). The chairperson of the audit committee will receive an additional fee of $15,000 per annum and the chairpersons of each other committee will receive an additional fee of $5,000 per annum. Each of the other members of the audit committee will receive $3,000 per annum and the other members of each of the other committees will receive a fee of $1,000 per annum. The Company pays non-employee directors for all compensation in equity in lieu of cash and prices all grants of options therefor on the date granted. During fiscal year 2014, directors' fees were paid through the issuance of options to purchase the Company's common stock (priced as of the date of grant). For 2014, the options in respect of the second, third and fourth fiscal quarters were all granted on September 11, 2014.

The total compensation earned by our independent directors during fiscal year ended June 30, 2014 is shown in the following table:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1) (2)	All Other Compensation	Total
Peter Horan	$—	$—	$35	$—	$35
Michael J. Meyer	—	—	37	—	37
John D. Miller	—	—	28	—	28
Harriet Seitler	—	—	31	—	31
Birame Sock	—	—	33	—	33
Joseph Rascoff (3)	—	—	15	—	15
Benjamin Chen (4)	—	—	4	—	4
___________

(1)	The amount reflects the aggregate grant date fair value of the option awards and stock awards granted during the fiscal year, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the option awards and stock awards in note 10 to the notes to our financial statements. There can be no assurance that awards will vest or options will be exercised (in which case no value will be realized by the individual), or that the value upon exercise or vesting, as applicable, will approximate the aggregate grant date fair value.
(2)	As of June 30, 2014, each non-employee director held the following number of outstanding vested and unvested stock options: Mr. Horan: 3,933 vested stock options and 390 unvested stock options, Mr. Meyer: 867 vested stock options and 0 unvested stock options, Mr. Miller: 3,838 vested stock options and 390 unvested stock options, Ms. Seitler: 3,769 vested stock options and 390 unvested stock options, and Ms. Sock: 1,796 vested stock options and 0 unvested stock options.
(3)	Joseph Rascoff became Chief Operating Officer of SFX Entertainment Inc., a company controlled by the Company's Executive Chairman, and is thereafter no longer considered independent for Audit Committee purposes. Therefore, Mr. Rascoff was not paid for the periods after June 1, 2013. Mr. Rascoff did not stand for re-election to the Company's Board of Directors and ceased to be a director on January 9, 2014. The amount reflected in this table represents payment for periods prior to June 1, 2013 that were paid actually paid in fiscal year 2014.
(4)	Ben Chen resigned from the Company's Board on May 6, 2013. The amount reflected in this table represents payment for periods prior to May 6, 2013 that were actually paid in fiscal year 2014.

Compensation Discussion and Analysis

Overview

The following discussion and analysis of the compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

The compensation provided to our named executive officers for the fiscal year ended June 30, 2014 is detailed in the Summary Compensation Table and accompanying footnotes and narrative that follows this section.

Our named executive officers for the fiscal year ended June 30, 2014 were:

Robert F.X. Sillerman
John Small
Gregory Consiglio
Kevin Arrix

2014 Summary Compensation Table

The table below summarizes the compensation earned for services rendered to the Company for the fiscal years ended June 30, 2014 and 2013 by our Chief Executive Officer, our Principal Financial Officer, and the three other most highly compensated executive officers of the Company (the “named executive officers”) who served in such capacities at the end of the fiscal year ended June 30, 2014.  Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually. All dollar amounts in the table and footnotes are in thousands.  On March 19, 2014, the Company effected a 1-for-80 reverse stock split of our outstanding shares of common stock. All information in this Information Statement gives effect to the 1-for-80 reverse split of our issued and outstanding shares of common stock, options and warrants.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)

Robert F.X. Sillerman	2014	208	(3)			1,590		1,820
Executive Chairman, Chief Executive Officer(1)(4)	2013	230	(4)	—	—	—	6	1,019

Gregory Consiglio	2014	333	(3)	—	—	1,555	—	1,922
President and Chief Operating Officer(5)	2013	367		—	—	994	—	1,295

John Small	2014	250	(3)	—	—	700	—	1,000
Chief Financial Officer(6)	2013	300		100	2,563	5,440	—	5,803

Kevin Arrix	2014	292	(3)	167				459
Chief Revenue Officer (7)	2013

(1)	Because Mr. Sillerman is our Chairman and Chief Executive Officer, the Company books a compensation charge for certain financing-related activities undertaken by Mr. Sillerman. These amounts are excluded because they do not constitute compensation to Mr. Sillerman for his service as an officer or director of the Company, but instead solely relate to certain financing arrangements. Specifically, the table excludes the following: (a) a $5,000 compensation charge related to the receipt by Sillerman Investment Company II, LLC (“SIC II”), an affiliate of Mr. Sillerman's, of 62,500 shares of the Company's Common Stock as an inducement for SIC II to enter into a $25,000 Line of Credit (the “$25,000 Line of Credit”) with the Company on February 11, 2013, (b) a compensation charge of $5,551 relating to Mr. Sillerman's receipt of warrants to purchase 125,000 shares of the Company's common stock on March 11, 2013, as an inducement to Mr. Sillerman to guarantee a term loan that the Company entered with Deutsche Bank Trust Companies America, (c) a $7,481 compensation charge relating to 103,909 shares of the Company's common stock received by Sillerman Investment Company, LLC (“SIC”) on March 11, 2013, as an inducement to convert a $20,000 line of credit that had previously been fully drawn into new 8% notes, (d) a compensation charge of $1,532 relating to warrants received by SIC II for a draw of $4,000 on the $25,000 Line of Credit on May 21, 2013, (e) compensation charges of $3,810 relating to warrants received by SIC II for draws under the $25,000 Line of Credit in the 2014 fiscal year, and (f) a compensation charge of $6,259 relating to shares of the Company's Preferred Stock that SIC received in exchange for a promissory note, shares of the Company's Common Stock and warrants on September 16, 2013.
(2)	The amount reflects the aggregate grant date fair value of the option awards and stock awards granted during the fiscal year, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the option awards and stock awards in note 10, Share-Based Payments, to our financial statements. There can be no assurance that awards will vest or options will be exercised (in which case no value will be realized by the individual), or that the value upon exercise or vesting, as applicable, will approximate the aggregate grant date fair value
(3)	Each of Mr. Sillerman, Mr. Consiglio, Mr. Small and Mr. Arrix entered into amended and restated employment agreements effective as of May 1, 2014. These amendments are described in the section entitled "Employment Agreements" below.
(4)	The Company and Mr. Sillerman entered into an amendment to his employment agreement on April 1, 2013 pursuant to which Mr. Sillerman's base salary was lowered to $500 and Mr. Sillerman received an award of options to purchase 31,250 shares of the Company's common stock at an exercise price of $80.00. The options vest over a period of five years. Mr. Sillerman did not take a base salary for part of the year.
(5)	Mr. Consiglio was appointed as the Company's President and Chief Operating Officer as of November 1, 2012. Previously, he has served as the Company's Head of Business Development.
(6)	Mr. Small was appointed the Company's Chief Financial Officer on September 10, 2012. Previously, he had served as the Company's Head of Corporate Development and Strategy.
(7)	Mr. Arrix is a named executive officer for fiscal year 2014, but was not a named executive officer in fiscal years 2012 or 2013.

Outstanding Equity Awards at June 30, 2014

Name	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Robert F.X. Sillerman	—	—		—	—	—	12,500	(2)	$54	(3)	—	—
	6,250	25,000	(4)	—	80.00	4/4/2023

Gregory Consiglio	—	—		—	—	—	312	(5)	1	(3)	—	—
	1,250	156	(6)	—	400.00	8/26/2021
	5,548	5,546	(7)		67.20	8/30/2022
	626	624	(8)		184.00	10/31/2022

John Small (3)	4,689	4,687	(9)	—	800.00	8/26/2021	—		—		—	—
	7,813	7,812	(10)	—	67.20	8/30/2022

Kevin Arrix	—	—		—	—	—	833	(11)	4	(3)
	5,079	5,078	(12)	—	67.20	8/30/2022
	740	667	(13)		400.00	5/16/2022

(1)
For information regarding restricted stock units, see also Note 10 to the audited Consolidated Financial Statements (Share-Based Payments) in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

(2)
The original grant was for 31,250 shares, and Mr. Sillerman forfeited 18,750 shares of such grant and received no value for the forfeiture. 6,250 of such shares will vest on each of February 24, 2015 and February 24, 2016.

(3)	The value is computed based on a per share price of $4.33, which was the closing price of the Company's common stock on June 30, 2014, which was the last trading day of the Company's fiscal year.
(4)	6,250 options vested on April 1, 2014 and an additional 6,250 options will vest on each of April 1, 2015, April 1, 2016, April 1, 2017 and April 1, 2018.
(5)
The original grant was for 1,562.5 shares, and Mr. Consiglio forfeited 729 shares of such grant and received no value for the forfeiture. 208 of such shares will vest on May 11, 2015 and 104 of such shares will vest on May 11, 2016.

(6)	78 of these options vest monthly on the first day of each month through August 1, 2014.
(7)	2,773 of these options will vest on each of August 30, 2014 and August 30, 2015.
(8)	312 of these options will vest on each of November 1, 2014 and November 1, 2015.
(9)	3,125 of these options will vest on August 1, 2014, 1,042 will vest on August 1, 2015 and 520 will vest on August 1, 2016.
(10)	3,906 of these options will vest on each of August 30, 2014 and August 30, 2015.
(11)
The original grant was for 1,563 shares, and Mr. Arrix forfeited 730 shares of such grant and received no value for the forfeiture.  521 of these shares will vest on December 31, 2014, 208 of these shares will vest on December 31, 2015 and 104 of these shares will vest on December 16, 2016.

(12)	2,539 of these shares vested on August 30, 2014 and 2,539 of these shares will vest on August 30, 2015.
(13)	29 of these shares vest monthly on the 17th day of each month through May 17, 2016.

Employment Agreements

On February 16, 2011 we entered into an employment agreement with Robert F.X. Sillerman for his services as Executive Chairman of the board of directors and Director. The term of the agreement is for five years. Mr. Sillerman's base salary was originally $1,000 (payable in cash or shares of common stock) to be increased annually by the greater of: (i) five percent or (ii) the current base salary multiplied by the percentage increase in the Consumer Price Index published by the Federal Bureau of Labor Statistics for the New York, New York metropolitan area during the previous twelve calendar months. He is to receive additional compensation at the sole discretion of the board of directors in the form of additional cash bonus and/or grant of restricted stock, stock options or other equity award. The agreement also provided for Mr. Sillerman to receive a minimum grant of restricted stock in the amount of 31,250 shares, subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company's common stock at the beginning of the first year of employment. On June 19, 2012, Mr. Sillerman was appointed Chief Executive Officer of the Company by the Board of Directors. The terms of his employment agreement with the Company did not change as a result of this appointment. On April 1, 2013, Mr. Sillerman and the Company signed an amendment to his employment agreement, changing his annual salary to $500 and providing for him to receive a grant of options to purchase 31,250 shares of the Company's common stock at a price of $80.00 per share, but making no other changes in Mr. Sillerman's employment agreement.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Sillerman, which was effective as of May 1, 2014. Under the amended and restated agreement, Mr. Sillerman's base salary was reduced to $0.001 per year. Mr. Sillerman will be entitled to receive a guaranteed amount of $250, less the total value of all fringe benefits, perquisites or other amounts that the Company and Mr. Sillerman agree at the beginning of each year will be provided to Mr. Sillerman for such year. If the total of the guaranteed amount plus perquisites received by Mr. Sillerman in any year exceeds the guaranteed amount, an amount equal to the excess received by Mr. Sillerman for such year will be deducted on a pro-rata basis from Mr. Sillerman's guaranteed amount during the following year. The guaranteed amount may be paid in cash, except that either Mr. Sillerman or the Company's compensation committee can instead elect to have the guaranteed amount paid in shares of the Company's common stock at the weighted average daily closing price of the Company's common stock for the twelve month period ending on the last day of the month preceding payment. Mr. Sillerman will also be eligible for an additional bonus at the discretion of the Company's Board.  In addition, the amended and restated agreement provides that Mr. Sillerman will receive a grant of restricted shares equal to 1.25% of our issued and outstanding common stock, including common shares underlying in- or at-the-money options and warrants and common shares issued in the Recapitalization, as measured immediately prior to the public offering that closed on April 30, 2014. The grant will vest in equal annual installments over five years. This grant, which equaled 155,090 shares, was issued on September 29, 2014.

On May 11, 2011, the Company entered into an employment agreement with Gregory Consiglio for his services as Head of Business Development. The agreement has no fixed term. Mr. Consiglio's salary under this agreement was $300. The agreement also provided for Mr. Consiglio to receive a minimum grant of restricted stock in the amount of 938 shares of the Company's common stock at the beginning of the first year of employment, 313 shares of the Company's common stock at the beginning of the second year of employment, and 313 shares of the Company's common stock at the beginning of the third year of employment (in each case subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events). On October 31, 2012, Mr. Consiglio and the Company signed an amendment to his employment agreement, changing his title to President and Chief Operating Officer and his annual salary to $400, but making no other changes in Mr. Consiglio's employment agreement. On August 30, 2012, Mr. Consiglio received a grant of options to purchase 11,094 shares of the Company's common stock at a price of $67.20, which was the fair market value of the stock on the date of grant. 25% of such options were vested immediately upon grant, and the remaining options vest in equal amounts annually over three years. On October 31, 2012, Mr. Consiglio received an additional grant of options to purchase 1,250 shares of the Company's common stock at a price of $184.00, which was greater than the fair market value of the stock on the date of grant. 25% of such options were vested immediately upon grant, and the remaining options vest in equal amounts annually over three years.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Consiglio, which was effective as of May 1, 2014. Under the amended and restated agreement, Mr. Consiglio's base salary was reduced to $0.001 per year. Mr. Consiglio will be entitled to receive a guaranteed amount of $250, which will be payable on or before March 15 of each year. The guaranteed amount may be paid in cash, except that either Mr. Consiglio or the Company's compensation committee can instead elect to have the guaranteed amount paid in shares of the Company's common stock at the weighted average daily closing price of the Company's common stock for the twelve month period ending on the last day of the month preceding payment. Mr. Consiglio will also be eligible for an additional bonus at the discretion of the Company's Board. In addition, the amended and restated agreement provides that Mr. Consiglio will receive a grant of restricted shares equal to 1.25% of our issued and outstanding common stock, including common shares underlying in- or at-the-money options and warrants and common shares issued in the Recapitalization, as measured immediately prior to the public offering that closed on April 30, 2014. The grant will vest in equal annual installments over five years. This grant, which equaled 155,090 shares, was issued on September 29, 2014.

On August 16, 2011, the Company entered into an employment agreement with John C. Small for his services as Head of Strategy and Corporate Development. The agreement had no fixed term. Mr. Small's annual base salary was $300. Mr. Small received grants of options to purchase a total of 9,375 shares of the Company's common stock at a price of $800.00 per share. On September 10, 2012, Mr. Small was appointed Chief Financial Officer of the Company by the Board of Directors. The terms of his employment agreement with the Company did not change as a result of this appointment. On April 4, 2013, Mr. Small and the Company signed an amendment to his employment agreement, providing for changes to the vesting of granted options upon a change-in-control (as more fully described herein), but making no other changes in his employment agreement. On August 30, 2012, Mr. Small received a grant of options to purchase 15,625 shares of the Company's common stock at a price of $67.20, which was the fair market value of the stock on the date of grant. 25% of such options were vested immediately upon grant, and the remaining options vest in equal amounts annually over three years.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Small, which was effective as of May 1, 2014. Under the amended and restated agreement, Mr. Small's base salary was reduced to $0.001 per year. Mr. Small will be entitled to receive a guaranteed amount of $250, which will be payable on or before March 15 of each year. The guaranteed amount may be paid in cash, except that either Mr. Small or the Company's compensation committee can instead elect to have the guaranteed amount paid in shares of the Company's common stock at the weighted average daily closing price of the Company's common stock for the twelve month period ending on the last day of the month preceding payment. Mr. Small will also be eligible for an additional bonus at the discretion of the Company's Board. In addition, the amended and restated agreement provides that Mr. Small will receive a grant of restricted shares equal to 1.25% of our issued and outstanding common stock, including common shares underlying in- or at-the-money options and warrants and common shares issued in the Recapitalization, as measured immediately prior to this offering. The grant will vest in equal annual installments over five years. This grant, which equaled 155,090 shares, was issued on September 29, 2014.

On March 1, 2012, the Company entered into an employment agreement with Kevin Arrix for his services as Chief Revenue Officer. The agreement had no fixed term. Mr. Arrix's annual base salary was $350, and he was eligible for discretionary bonuses of up to 100% of his base salary. The agreement also provided for Mr. Arrix to receive a minimum grant of restricted stock in the amount of 938 shares of the Company's common stock at the beginning of his employment, 313 shares of restricted stock at the beginning of his second year of employment and 313 shares of restricted stock at the beginning of his third year of employment (in each case subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events and in each case subject to a three year vesting schedule). The agreement also provided for a grant of 1,406 stock options to vest over a period of four years.  These options were issued with an exercise price of $400 per share. On August 30, 2012, Mr. Arrix received a grant of options to purchase 10,156 shares of the Company's common stock at a price of $67.20, which was the fair market value of the stock on the date of grant. 25% of such options were vested immediately upon grant, and the remaining options vest in equal amounts annually over three years.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Arrix, which was effective as of May 1, 2014. Under the amended and restated agreement, Mr. Arrix's base salary was reduced to $0.001 per year. Mr. Arrix will be entitled to receive a guaranteed amount of $250, which will be payable on or before March 15 of each year. The guaranteed amount may be paid in cash, except that either Mr. Arrix or the Company's compensation committee can instead elect to have the guaranteed amount paid in shares of the Company's common stock at the weighted average daily closing price of the Company's common stock for the twelve month period ending on the last day of the month preceding payment. Mr. Arrix will also be eligible for an additional bonus at the discretion of the Company's Board. In addition, the amended and restated agreement provides that Mr. Arrix will receive a grant of restricted shares equal to 1.25% of our issued and outstanding common stock, including common shares underlying in- or at-the-money options and warrants and common shares issued in the Recapitalization, as measured immediately prior to this offering. The grant will vest in equal annual installments over five years. This grant, which equaled 155,090 shares, was issued on September 29, 2014.

Potential Payments upon Termination without Cause or Change-in-Control

The following disclosure is for our Executive Chairman and Chief Executive Officer, Mr. Sillerman.

Mr. Sillerman's employment agreement, which was in effect until April 30, 2014, provided that upon a (i) termination by the Company without “cause” or (ii) a “constructive termination without cause,” Mr. Sillerman was entitiled to receive the following benefits: (a) payments equal to (x) the cash equivalent of three years’ base salary at the rate in effect on the date of termination (or immediately prior to a constructive termination due to salary reduction) and (y) three times the average of all cash and equity bonuses paid during the three years prior to the termination, or if no annual bonuses were paid, a payment in the amount of $100 per year for each year a cash bonus was not paid and $100 per year for each year an equity grant was not made, (b) continued eligibility to participate in any benefit plans of our company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer. Additionally, upon termination by the Company for a “change of control”, Mr. Sillerman would have received the benefits set forth in (a), (b), and (c) above, plus all options to purchase the Company's capital stock would remain exercisable for the full maximum term of the original option grant or ten years from the closing of the change of control transaction, whichever is greater. In addition, in the event that the aggregate of such payments would constitute a “parachute payment” under the rules set forth in Section 280G of the Code, then the Company would have also paid Mr. Sillerman a gross-up payment such that after the imposition of Federal, State and local income taxes, Mr. Sillerman would be entitled to retain the foregoing amount.

On March 17, 2014, the Company and Mr. Sillerman entered into an amendment to his employment agreement, which was effective as of May 1, 2014. The amended employment agreement provides that if the Company terminates Mr. Sillerman's employment without cause, if Mr. Sillerman terminates his employment for good reason, or if there is a change of control and Mr. Sillerman voluntarily terminates his employment for any reason within one year after the change of control, then Mr. Sillerman would be entitled to the following benefits: (a) payment of one year's guaranteed amount, (b) all options to purchase the Company's common stock issued to Mr. Sillerman will immediately vest, and (c) all restricted shares issued to Mr. Sillerman would immediately vest. However, in the event that any amount payable to Mr. Sillerman upon a "change of control" would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments to Mr. Sillerman will be reduced to an amount such that the payments to Mr. Sillerman would not be subject to such excise tax.

The following disclosure is for our President and Chief Operating Officer, Mr. Consiglio:

Mr. Consiglio's employment agreement, which was effective until April 30, 2014, provided that upon a termination by the Company without “cause,” Mr. Consiglio would be entitled to receive the following benefits: (a) payments equal to the cash equivalent of three months’ base salary at the rate in effect on the date of termination (which payment shall increase by one week for each year worked prior to termination, to a limit of six months), and (b) accelerated vesting of any stock options, restricted stock or other equity-based instruments previously issued to him prior to his termination. In addition, on April 4, 2013, the Company and Mr. Consiglio entered into an amendment to Mr. Consiglio’s employment agreement providing that upon a “change of control” of the Company, all stock options previously granted to Mr. Consiglio would vest, and all restricted shares issued to Mr. Consiglio pursuant to his employment agreement would vest.

On March 17, 2014, we entered into an amended and restated employment agreement with Mr. Consiglio, which was effective as of May 1, 2014. The amended and restated employment agreement provides that if the Company terminates Mr. Consiglio's employment without cause, if Mr. Consiglio terminates his employment for good reason, or if there is a change of control and Mr. Consiglio voluntarily terminates his employment for any reason within one year after the change of control, then Mr. Consiglio would be entitled to the following benefits: (a) payment of one year's guaranteed amount, (b) all options to purchase the Company's common stock issued to Mr. Consiglio would immediately vest, and (c) all restricted shares issued to Mr. Consiglio would immediately vest. However, in the event that any amount payable to Mr. Consiglio upon a "change of control" would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments to Mr. Consiglio will be reduced to an amount such that the payments to Mr. Consiglio would not be subject to such excise tax.

The following disclosure is for our Chief Financial Officer, Mr. Small.

Mr. Small's employment agreement, which was in effect until April 30, 2014, provided that upon a (i) termination by the Company without “cause” or (ii) a “change of control”, Mr. Small would be entitled to receive the following benefits: (a) payments equal to (x) the cash equivalent of three months’ base salary at the rate in effect on the date of termination and (y) a pro-rated annual cash bonus based on the annual cash bonus paid to Mr. Small for the immediately preceding employment year, (b) accelerated vesting of any stock options granted pursuant to Mr. Small’s employment agreement that are issued to Mr. Small at least one full year prior to his termination. However, in the event that any amount payable to Mr. Small upon a "change of control" would be nondeductible by us under the rules set forth in Section 280G of the Code, then the amount payable to Mr. Small shall be reduced to the maximum amount that would be payable but which would remain deductible under Section 280G of the IRC. In addition, on April 4, 2013, the Company and Mr. Small entered into an amendment to Mr. Small’s employment agreement providing that upon a “change of control” of the Company, all stock options previously granted to Mr. Small, and not just those options that were granted pursuant to Mr. Small’s employment agreement, would vest.

On March 17, 2014, we entered into an amended and restated employment agreement with Mr. Small, which was effective as of May 1, 2014. The amended and restated employment agreement provides that if the Company terminates Mr. Small's employment without cause, if Mr. Small terminates his employment for good reason, or if there is a change of control and Mr. Small voluntarily terminates his employment for any reason within one year after the change of control, then Mr. Small would be entitled to the following benefits: (a) payment of one year's guaranteed amount, (b) all options to purchase the Company's common stock issued to Mr. Small would immediately vest, and (c) all restricted shares issued to Mr. Small would immediately vest. However, in the event that any amount payable to Mr. Small upon a "change of control" would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments to Mr. Small will be reduced to an amount such that the payments to Mr. Small would not be subject to such excise tax.

The following disclosure is for our Chief Revenue Officer, Mr. Arrix.

Mr. Arrix's employment agreement, which was in effect until April 30, 2014, provided that upon a (i) termination by the Company without “cause” or (ii) a “change of control”, Mr. Arrix would be entitled to receive the following benefits: (a) payments equal to (x) the cash equivalent of three months’ base salary at the rate in effect on the date of termination (which amount would be increased by one week's salary for each additional year of employment after the first year) and (y) a pro-rated annual cash bonus based on the annual cash bonus paid to Mr. Arrix for the immediately preceding employment year, and (b) accelerated vesting of any stock options granted pursuant to Mr. Arrix's employment agreement. However, in the event that any amount payable to Mr. Arrix upon a "change of control" would be nondeductible by us under the rules set forth in Section 280G of the Code, then the amount payable to Mr. Arrix shall be reduced to the maximum amount that would be payable but which would remain deductible under Section 280G of the IRC. In addition, on April 4, 2013, the Company and Mr. Arrix entered into an amendment to Mr. Arrix’s employment agreement providing that upon a “change of control” of the Company, all stock options previously granted to Mr. Arrix, and not just those options that were granted pursuant to Mr. Arrix’s employment agreement, would vest.

On March 17, 2014, we entered into an amended and restated employment agreement with Mr. Arrix, which was effective as of May 1, 2014. The amended and restated employment agreement provides that if the Company terminates Mr. Arrix's employment without cause, if Mr. Arrix terminates his employment for good reason, or if there is a change of control and Mr. Arrix voluntarily terminates his employment for any reason within one year after the change of control, then Mr. Arrix would be entitled to the following benefits: (a) payment of one year's guaranteed amount, (b) all options to purchase the Company's common stock issued to Mr. Arrix would immediately vest, and (c) all restricted shares issued to Mr. Arrix would immediately vest. However, in the event that any amount payable to Mr. Arrix upon a "change of control" would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments to Mr. Arrix will be reduced to an amount such that the payments to Mr. Arrix would not be subject to such excise tax.

Potential Payments upon Death or Disability

The following disclosure is for our named executive officers, Mr. Sillerman, Mr. Consiglio, Mr. Small, and Mr. Arrix.

Mr. Sillerman's employment agreement, which was in effect until April 30, 2014, provided for the following benefits in the event of his death: (a) payments equal to (x) the cash equivalent of three years’ base salary at the rate in effect on the date of termination (or immediately prior to a constructive termination due to salary reduction) and (y) three times the average of all cash and equity bonuses paid during the three years prior to the termination, or if no annual bonuses were paid, a payment in the amount of $100 per year for each year a cash bonus was not paid and $100 per year for each year an equity grant was not made, (b) continued eligibility to participate in any benefit plans of our company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to him.

On March 17, 2014, the Company entered into an amendment to Mr. Sillerman's employment agreement, which was effective as of May 1, 2014. The amended employment agreement provides that in the event of Mr. Sillerman's death or permanent disability, then Mr. Sillerman would be entitled to the following benefits: (a) a lump sum payment equal to $250 payable in cash (or at either the Company's compensation committee's or Mr. Sillerman's option, in shares of the Company's common stock), (b) all options to purchase the Company's common stock issued to Mr. Sillerman will immediately vest, and (c) all restricted shares issued to Mr.
Sillerman would immediately vest.

Mr. Consiglio's employment agreement, which was in effect until April 30, 2014, provided for the following benefits in the event of his death: (a) payments equal to the cash equivalent of one year’s base salary at the rate in effect on the date of termination, and (b) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to him.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Consiglio, which was effective as of May 1, 2014. The amended and restated employment agreement provides that in the event of Mr. Consiglio's death or permanent disability, then Mr. Consiglio would be entitled to the following benefits: (a) a lump sum payment equal to $250 payable in cash (or at either the Company's compensation committee's or Mr. Consiglio's option, in shares of the Company's common stock), (b) all options to purchase the Company's common stock issued to Mr. Consiglio will immediately vest, and (c) all restricted shares issued to Mr. Consiglio would immediately vest.

Mr. Small's employment agreement, which was in effect until April 30, 2014, provided for (a) payments equal to (x) the cash equivalent of three months’ base salary at the rate in effect on the date of termination and (y) a pro-rated annual cash bonus paid to the executive officer for the immediately preceding employment year, continued eligibility to participate in any benefit plans of our company for two months, plus (c) accelerated vesting of any stock options previously issued to the executive officer more than one year prior to his death or disability.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Small, which was effective as of May 1, 2014. The amended and restated employment agreement provides that in the event of Mr. Small's death or permanent disability, then Mr. Small would be entitled to the following benefits: (a) a lump sum payment equal to $250 payable in cash (or at either the Company's compensation committee's or Mr. Small's option, in shares of the Company's common stock), (b) all options to purchase the Company's common stock issued to Mr. Small will immediately vest, and (c) all restricted shares issued to Mr. Small would immediately vest.

Mr. Arrix's employment agreement, which was in effect until April 30, 2014, provided for (a) payments equal to (x) the cash equivalent of three months’ base salary at the rate in effect on the date of termination (which amount would increase by one week of base salary for each year of employment after the first year) and (y) a pro-rated annual cash bonus paid to the executive officer for the immediately preceding employment year, continued eligibility to participate in any benefit plans of our company for two months, plus (c) accelerated vesting of any stock options previously issued to the executive officer more than one year prior to his death or disability.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Arrix, which was effective as of May 1, 2014. The amended and restated employment agreement provides that in the event of Mr. Arrix’s death or permanent disability, then Mr. Arrix would be entitled to the following benefits: (a) a lump sum payment equal to $250 payable in cash (or at either the Company's compensation committee's or Mr. Small's option, in shares of the Company's common stock), (b) all options to purchase the Company's common stock issued to Mr. Small will immediately vest, and (c) all restricted shares issued to Mr. Arrix would immediately vest.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee was at any time during the past fiscal year an officer or employee of us, was formerly an officer of us or any of our subsidiaries or has an immediate family member that was an officer or employee of us or had any relationship requiring disclosure under Item 13. Certain Relationships, Related Transactions, and Director Independence of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on September 29, 2014.

During the last fiscal year, none of our executive officers served as:

●
a member of the compensation committee (or other committee of our board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) or another entity, one of whose executive officers served on our compensation committee;

●	a director of another entity, one of whose executive officers served on our compensation committee; and
●
a member of the compensation committee (or other committee of our board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of us.

Securities Authorized for Issuance under Equity Compensation Plans

The table below shows information with respect to our Executive Equity Incentive Plan as of June 30, 2014.  For a description of our Executive Equity Incentive Plan, see Matter No. 2 included elsewhere in this Information Statement.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
	(#)	($)		(#)
Equity compensation plans approved by security holders (1)	1,817,523	$26.18	(2)	1,932,477

Equity compensation plans not approved by security holders	—	—		—
__________
(1)	Includes 661,110 restricted shares, which are not currently vested, and there is no exercise price for such shares.
(2)
The weighted average exercise price of $26.18 reflects the weighted average exercise price of all options outstanding as of June 30, 2014. The restricted stock units referred to in Footnote 1 above do not have an exercise price and such units are not included in this weighted average.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of the record date by:

●	each person or entity known by us to beneficially own more than 5% of the outstanding shares of our common stock;
●	each of our named executive officers;
●	each of our directors and nominees for director; and
●	all of our directors and executive officers, named as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Unless otherwise noted, each beneficial owner has sole voting and investing power over the shares shown as beneficially owned except to the extent authority is shared by spouses under applicable law. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of common stock subject to common stock purchase warrants or stock options held by that person that are exercisable as of December 1, 2014 or will become exercisable within 60 days thereafter are deemed to be outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

As of December 1, 2014, there were [16,107,807 shares of our common stock outstanding.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Common Stock
Beneficial Owners of 5% or More
Robert F.X. Sillerman (2)	8,849,936	51.2%
PAR Investment Partners, L.P. (3)	1,375,000	8.0
Directors and Named Executive Officers (not otherwise included above):
Kevin Arrix (4)	89,053	*
Gregory Consiglio (5)	110,667	*
Peter C. Horan (6)	61,121	*
Michael J. Meyer (7)	60,747	*
John D. Miller (8)	72,995	*
Mitchell J. Nelson (9)	33,439	*
Harriet Seitler (10)	55,660	*
John Small (11)	99,533	*
Birame Sock (12)	52,743	*
All directors and named executive officers as a group (10 people)	9,488,336	55.0%
_________________________
* Represents less than 1%.

(1) Except as otherwise set forth below, the business address and telephone number of each of the persons listed above is c/o Viggle Inc., 902 Broadway, New York, New York 10010, telephone (212) 231-0092.

(2) Mr. Sillerman beneficially owns 8,849,936 shares, including: (i) directly 156,250 shares of common stock owned by Mr. Sillerman (consisting of (A) 31,250 shares of common stock issuable upon the exercise of options held by Mr. Sillerman which are exercisable at $80.00 per share; and (B) 125,000 shares of common stock issuable upon the exercise of warrants held by Mr. Sillerman which are exercisable at $80.00 per share); and (ii) indirectly 8,693,686 shares of common stock (consisting of (A) 8,230,623 shares of common stock owned by Sillerman Investment Company III LLC (“SIC III”); (B) 62,500 shares of common stock issuable upon the exercise of warrants held by SIC II, (C) 175,563 shares of common stock issuable upon the exercise of warrants held by SIC II which are exercisable at $80.00 per share; and (D) 225,000 shares of common stock issuable upon the exercise of warrants held by SIC III.

(3)  Based on a Schedule 13G filed by PAR Investment Partners, L.P. ("PAR") on May 5, 2014, PAR owns 1,375,000 shares of common stock.  PAR's address is One International Place, Suite 2041, Boston, MA 02110.  Based on the Schedule 13G filed by PAR, PAR's sole general partner is PAR Group, L.P.  The sole general partner of PAR Group, L.P. is PAR Capital Management, Inc. Each of PAR, PAR Group, L.P. and PAR Capital Management, Inc. may be deemed to be the beneficial owner of all 1,375,000 shares held directly by PAR.  Steven M. Smith is the Chief Operating Officer of PAR Capital Management, Inc.

(4)  Mr. Arrix beneficially owns: (i) 914 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $400.00 per share, (ii) 7,618 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $67.20 per share, and (iii) 80,521 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of November 18, 2014.

(5)  Mr. Consiglio beneficially owns: (i) 8,321 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $67.20 per share; (ii) 939 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $184.00 per share; (iii) 1,407 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $400.00 per share and (iv) 100,000 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of November 18, 2014.

(6)  Mr. Horan beneficially owns (i) 1,563 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $400.00 per share; (ii) 630 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $100.00 per share; (iii) 388 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $60.00 per share; (iv) 282 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $154.40 per share; (v) 625 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $98.40 per share, (vi) 430 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $48.80 per share, (vii) 404 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $52.00 per share, (viii) 18,000 shares of common stock, (ix) 38,799 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 ast $4.46 per share.

(7)  Mr. Meyer beneficially owns (i) 410 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $48.80 per share, (ii) 457 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $52.00 per share, (iii) 16,000 shares of common stock, and (iv) 43,880 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $4.46 per share.

(8)  Mr. Miller beneficially owns (i) 7,500 shares of common stock, (ii) 1,563 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $400.00 per share, (iii)  716 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $100.00 per share; (iv) 425 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $60.00 per share; (v) 311 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $154.40 per share; (vi) 625 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $98.40 per share, (vii) 476 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $48.80 per share, (viii) 423 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $52.00 per share, (ix) 18,000 shares of common stock, and (x) 42,956 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $4.46 per share.

(9)  Mr. Nelson beneficially owns (i) 2,442 shares of common stock; (ii) 625 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $400.00 per share,  (iii) 2,814 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $67.20 per share, and (iv) 30,000 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of November 18, 2014.

(10)  Ms. Seitler beneficially owns (i) 1,563 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $400.00 per share; (ii) 608 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $100.00 per share; (iii) 375 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $60.00 per share; (iv) 272 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $154.40 per share; (v) 625 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $98.40 per share, (vi) 415 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $48.80 per share, (vii) 389 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $52.00 per share, (viii) 14,000 shares of common stock, and (ix) 37,413 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $4.46 per share.

(11)  Mr. Small beneficially owns (i) 11,719 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $67.20 per share; (ii) 7,814 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $800.00 per share and (iii) 80,000 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of November 18, 2014.

(12)  Ms. Sock beneficially owns (i) 371 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $60.00 per share; (ii) 625 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $98.40 per share, (iii) 410 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $48.80 per share, (iv) 385 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $52.00 per share, (v) 14,000 shares of common stock, and (vi) 36,952 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of November 18, 2014 at $4.46 per share.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership on Form 3 reports and changes in ownership on Form 4 or Form 5 reports. Such individuals are also required to furnish us with copies of all such ownership reports they file.

To our knowledge, based solely on information furnished to us and contained in Section 16 reports filed with the Securities and Exchange Commission, as well as any written representations that no other reports were required, we believe that during our fiscal year ended June 30, 2014, all required Section 16 reports of our directors and executive officers and persons who own more than 10% of our outstanding common stock were timely filed.

Certain Relationships and Related Transactions

There are a number of conflicts of interest of which stockholders should be aware regarding our ownership and operations. Set forth below are summaries of certain transactions engaged in between the Company and certain related parties.

Recapitalization Note
In connection with the closing of a recapitalization of the Company's outstanding securities in February of 2011, as discussed more fully in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 in the section entitled “Our Business,” Robert F.X. Sillerman (and his spouse and entities controlled by him), the Company's Chief Executive Officer, executed a promissory note in accordance with his subscription agreement for the payment of the purchase price of certain shares of the Company's Common Stock, in the amount of $3,242. The note is an unsecured five-year note with interest accruing at the annual rate equal to the long-term Applicable Federal Rate in effect as of the date of the Recapitalization Agreement (which was 4.15% per annum).  The Company recorded income on the note of $85, $135 and $135 for the years ended June 30, 2014, June 30, 2013 and June 30, 2012, respectively. All amounts outstanding under the note have been paid in full.

Shared Services Agreement
In an effort to economize on costs and be efficient in its use of resources, the Company entered into a shared services agreement with Circle Entertainment Inc. (“Circle”) as of February 15, 2011, pursuant to which it shares costs for legal and administrative services in support of Mitchell J. Nelson, the Company's Executive Vice President and Secretary and General Counsel to Circle. The shared services agreement provides, in general, for sharing of the applicable support provided by either company to Mr. Nelson in connection with his capacity of providing legal services, and an allocation generally based on the services provided by Mr. Nelson, which are initially estimated to be divided evenly between the companies. The Company is responsible for advancing the salary to Mr. Nelson for both companies and will be reimbursed by Circle for such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant). The agreement provides for the Chief Executive Officer or President of each company to meet periodically to assess whether the services have been satisfactorily performed and to discuss whether the allocation has been fair. The Audit Committee of each company's Board of Directors will then review and, if appropriate, approve the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances.

Because this transaction is subject to certain rules regarding “affiliate” transactions, the Audit Committee and a majority of the independent members of the Company's Board of Directors have approved the shared services agreement. This is deemed to be an affiliate transaction because Mr. Sillerman is a Board member, the former Chairman, and a greater than 10% stockholder of Circle and Mr. Nelson is Executive Vice President and General Counsel of Circle.

For the years ended June 30, 2014 and June 30, 2013, the Company billed Circle $73 and $253 respectively. Such billings primarily relate to support consisting of legal and administrative services. These services are to be reviewed and, if appropriate, approved by Circle's Audit Committee and the Company's Audit Committee. The balance due from Circle as of June 30, 2014 and June 30, 2013 was $86 and $23, respectively.

The Company also entered into a shared services agreement with SFX, a company affiliated with Mr. Sillerman, pursuant to which it shares costs for legal and administrative services in support of Mr. Nelson, and several other of the Company's employees. The shared services agreement provides, in general, for sharing generally based on the services provided by Mr. Nelson and such other employees. Mr. Nelson and such other employees will continue to be paid by the Company, and SFX will either reimburse Circle (which will reimburse the Company, if applicable) or reimburse the Company directly for its portion of such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant). The agreement provides for the Chief Executive Officer or President of each company to meet periodically to assess whether the services have been satisfactorily performed and to discuss whether the allocation has been fair. The Audit Committee of each company's Board of Directors will then review and, if appropriate, approve the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances. Because this transaction is subject to certain rules regarding “affiliate” transactions, the Company's Audit Committee and a majority of the independent members of the Company's Board of Directors have approved this shared services agreement.

For the years ended June 30, 2014 and June 30, 2013, the Company billed SFX $398 and $263, respectively. The balance due from SFX as of June 30, 2014 and June 30, 2013 was $0 and $47, respectively.

Certain Company accounting personnel may provide personal accounting services to Mr. Sillerman. To the extent that such services are rendered, Mr. Sillerman shall reimburse the Company theretofore. The reimbursement for any such services shall be reviewed by the Company's Audit Committee. For the years ended June 30, 2014 and June 30, 2013, the Company billed Mr. Sillerman $7 and $245, respectively. The balance due from Mr. Sillerman as of June 30, 2014, June 30, 2013 and June 30, 2012 was $6 and $0, respectively.

Consultant
Benjamin Chen, previously an independent director of the Company, was acting as a consultant to the Company in the areas of technology, systems architecture and technical operations. Mr. Chen was paid $188 for his services through June 30, 2013. On May 6, 2013, Mr. Chen resigned as a director of the Company.

Director Compensation
Each of our non-employee directors will receive an annual fee of $80, which includes attendance fees for four meetings a year. Each non-employee director will also receive an additional $7.50 for attendance at additional Board Meetings (over four). The chairperson of the Audit Committee will receive an additional fee of $15 per annum and the chairpersons of each other committee will receive an additional fee of $5 per annum. Each of the other members of the Audit Committee will receive $3 per annum and the other members of each of the other committees will receive a fee of $1 per annum. In 2013 and 2014, all director fees were paid through the issuance of options priced as of the date of grant. For 2014, the options in respect of the second, third and fourth fiscal quarters were all granted on September 11, 2014.

Amended and Restated $25 Million Line of Credit and Payoff
On February 11, 2013, SIC II, an affiliate of Mr. Sillerman, provided a line of credit (the “Original $25,000 Line of Credit”) to the Company in the amount of up to $25,000 with an interest rate of 14% per annum. In consideration of the Lender's agreement to provide the Original Line of Credit, the Company issued to SIC II 62,500 shares of the Company's common stock. The Company recorded compensation expense in the third fiscal quarter of $5,000 related to the shares issued to SIC II.

On September 16, 2013, pursuant to a Rescission Agreement (the "Rescission Agreement"), the Company and SIC II agreed to rescind the issuance of the 62,500 shares of common stock. Additionally, on September 16, 2013, the Company issued SIC II warrants to purchase 62,500 shares of the Company's common stock at an exercise price of $55.20 per share. The warrants are exercisable for five years from the date of issuance.

On March 11, 2013, the Company and SIC II entered into an amended and restated line of credit (the “New $25,000 Line of Credit”) to the Company, which modified the Original $25,000 Line of Credit to reduce the interest rate from 14% per annum to 9% per annum and provide, as security for the Company's obligations, a pledge of the Company's (and its subsidiaries') assets pursuant to a security agreement (the “Security Agreement”, more particularly described below). In addition, the Company entered into a subordination agreement (the “Subordination Agreement”, as more particularly described below) by which the repayment and the security for the New $25,000 Line of Credit was subordinated to the repayment of the DB Line.

Additionally, in the event of draws which exceed the DB Line maximum of $10,000, the lender (including Mr. Sillerman and his affiliates) under the New Line of Credit will receive 1,250 warrants to purchase the Company's common stock for every $100 drawn down and funded to the Company. These warrants are exercisable at a price of $80.00 per share and expire five (5) years after issuance. Participants other than SIC II who agreed to fund a portion of the New $25,000 Line of Credit received the same number of warrants for each $100 drawn from them.

As of December 19, 2013, the New $25 Million Line of Credit was fully-drawn, with SIC II having funded $14,045 and with other participants having funded $955. Accordingly, SIC II had been issued a total of 175,562.5 warrants in connection with such draws. In connection with the draw-downs during the 2014 fiscal year, we recorded compensation expense of approximately $3,810.  Interest expense on the New $25 Million Line of Credit was $410 during the year ended June 30, 2014.

On December 11, 2013, the Company entered a Promissory Note with SIC II pursuant to which SIC II loaned Viggle $1,500 (the “Bridge Note”). The Bridge Note bore interest at a rate of 9% with a maturity date of January 10, 2014, or the date on which the Company increases the principal amount of its Term Loan with Deutsche Bank Trust Company Americas (“Deutsche Bank”) in an amount allowing the Company to repay the Bridge Note. Because the Bridge Note involved a transaction with SIC II, an affiliate of Mr. Sillerman, the transaction was approved by the independent members of the Company's Board.

On December 16, 2013, the Company entered into an amendment (the “Amendment”) to the Company's Term Loan Agreement with Deutsche Bank (“Term Loan Facility”). The Term Loan Facility with Deutsche Bank provided for a line of credit of up to $10,000 which was fully-drawn, and provided for a maturity date of December 16, 2013. Pursuant to the Amendment, the line of credit was increased to $30,000 and the maturity date was extended to April 30, 2014. As in the original Term Loan Facility, the Term Loan Facility contains a mandatory prepayment provision providing that all amounts outstanding under the Term Loan Facility were due sooner as a result of the receipt of net proceeds by the Company or any of its wholly-owned subsidiaries from one or more debt or equity offerings by the Company or any of its wholly-owned subsidiaries in an amount equal to at least the amount of principal and accrued and unpaid interest outstanding on the Term Loan Facility.

The interest rate on the outstanding balance was lowered as a result of the Amendment. Previously, the interest rate on outstanding balances was, at the Company's election, a per annum rate equal to the LIBOR Rate plus 4% or (ii) the Prime Rate plus 1.75%. Pursuant to the Amendment, the interest rate on outstanding balances was lowered to a per annum rate, at the Company's option, of the LIBOR Rate plus 2.50%, or the Prime Rate plus 0.25%. Interest is payable monthly in arrears.

The Company may make prepayments, in whole or in part, under the Term Loan Facility at any time, as long as all accrued and unpaid interest thereon is paid through the prepayment date.

On December 13, 2013, the Company made a draw under the Term Loan Facility of $16,951 bringing the total draws under the Term Loan Facility to $26,951. The proceeds of this draw were used to repay amounts outstanding under (i) the New $25 Million Line of Credit, and (ii) the Bridge Note. On December 19, 2013, the Company drew an additional $3,049 so that the Term Loan facility was fully drawn.

On February 13, 2014, the Company entered into a further amendment (the "February Amendment") to the Term Loan Facility. Pursuant to the February Amendment, the maturity date of the Term Loan Facility was extended to December 31, 2014, and the mandatory prepayment provision was amended to provide that only the first $10,000 in net cash proceeds from an equity offering shall be required to be used to prepay amounts outstanding under the Term Loan Facility.

On March 11, 2014, the Company entered into a further amendment (the "March Amendment") to the Term Loan Facility. Pursuant to the March Amendment, the line of credit was increased from $30,000 to $35,000. Concurrently with the March Amendment, on March 11, 2014, the Company entered into a Pledge and Security Agreement with Deutsche Bank pursuant to which the Company agreed to provide Deutsche Bank a security interest in $5,000 in cash, as well as a pledge to secure the prompt and timely payment of all obligations under the DB Line. Upon the closing of the public offering on April 30, 2014, the Company repaid $10,000 of amounts outstanding under the DB Line pursuant to the prepayment provisions in the DB Line.  The Term Loan Facility does not contain any financial covenants.

Repayment of the Term Loan Facility is guaranteed by Mr. Sillerman, and the transactions were approved by the independent members of the Company's Board.
In addition, on January 31, 2014, the Company entered into a Revolving Loan Agreement (the “Revolving Line”) with Deutsche Bank under which Deutsche Bank agreed to loan us up to $2,500. Amounts outstanding under the Revolving Line could not exceed 85% of the Company's eligible accounts receivable at any time. The Revolving Line provided that the Company may, from time to time, request advances from the Revolving Line in amounts of no less than $500. Interest on the outstanding balance may, at the Company's election, be charged at a rate per annum equal to the LIBOR Rate plus 4.00% or (ii) the Prime Rate plus 1.75%. Interest is payable monthly in arrears. We paid a $50 facility fee from the initial draw of $1,000 made at closing. The Revolving Line had a maturity date of April 30, 2014. The Company was permitted to make prepayments, in whole or in part, under the Revolving Line at any time, as long as all accrued and unpaid interest thereon was paid through the prepayment date.

The Revolving Line was secured by a lien on all of our assets. Repayment of the Revolving Line was guaranteed by Mr. Sillerman. The Revolving Line does not contain any financial covenants. The Revolving Line was repaid and retired using a portion of the net proceeds of the public offering that closed on April 30, 2014, and the security interest was terminated.

$20,000 Line of Credit Exchange
The Company and SIC entered into a Line of Credit Grid Promissory Note with an interest rate of 9% per annum on June 29, 2012, which was subsequently amended (as amended, the “$20,000 Line of Credit Note”). The $20,000 Line of Credit Note was fully drawn, so that as of March 11, 2013 Company owed SIC $20,782 including outstanding principal and accrued interest. On March 11, 2013 SIC exchanged the $20,000 Line of Credit Note for an 8% Convertible Secured Note (the “8% Note”), in the principal amount of $20,782. The 8% Note was subordinated in repayment and security to the DB Line and the New $25,000 Line of Credit, provided for an interest rate of 8% (as opposed to the 9% interest rate in the $20,000 Line of Credit Note), and had a maturity date of March 11, 2016 (as opposed to the June 29, 2013 maturity date for the $20,000 Line of Credit Note). The 8% Note was secured by all of the Company's assets. The exchange was made pursuant to an exchange agreement (the “Exchange Agreement”), which provided for the issuance of 40,000 shares of the common stock of the Company, par value $0.001 per share (“Common Stock”) for each $100 in principal amount of the Original Note so exchanged, so that the Company issued to SIC 103,909 shares of Common Stock in connection with such exchange (the “Common Shares”). The Company recorded compensation expense in fiscal 2013 of $7,481 related to the shares issued to SIC. In addition, the Exchange Agreement permitted the Company to issue up to an additional $29,300 of additional 8% Convertible Secured Notes on the same terms.

On September 16, 2013, in connection with the Rescission Agreement, the Company and SIC agreed to rescind the transactions in the Exchange Agreement. The effect of the transaction was to (a) rescind the issuance of the 103,909 shares originally issued to SIC and (b) rescind the exchange of the 8% Note for the Original $20 Million Line of Credit Note. This had the effect of extinguishing the 8% Note and reinstating the Original $20 Million Line of Credit Note. The Original $20 Million Line of Credit Note had accrued and unpaid interest on September 16, 2013 of approximately $1,700. The shares of common stock were held in treasury at June 30, 2014.
On September 16, 2013, SIC agreed to waive, pursuant to a Waiver (the “Waiver”), approximately $1,700 of accrued and unpaid interest on the Original $20 Million Line of Credit Note, which interest accrued from June 29, 2012 through and including September 16, 2013.

Additionally, on September 16, 2013, the Company and SIC entered into an Exchange Agreement (the “Note Exchange Agreement”) pursuant to which the Company issued, in full satisfaction of the Original $20 Million Line of Credit Note, 20,000 shares of Series A convertible preferred Stock and 15,237 shares of Series B convertible preferred stock.

Recapitalization
On January 7, 2014, a special committee of the Company's Board of Directors approved, and on January 8, 2014, upon the recommendation of the special committee, the Company's Board of Directors approved, a recapitalization (the "Recapitalization") pursuant to which SIC and the other holders of our Series A preferred stock and Series B preferred stock exchanged their Series A preferred stock and Series B preferred stock for shares of the Company's common stock. There were 34,275 shares of Series A preferred stock outstanding, each of which had a stated value of $1,000 and accrues dividends at 7% per share. Pursuant to the Recapitalization, the Company agreed to exchange each share of Series A preferred for a number of shares of the Company's common stock equal to the stated value of the share, plus all accrued and unpaid dividends thereon, multiplied by 16 (and further divided by 80 to give effect to the 1-for-80 reverse stock split). For example, if a share of Series A preferred stock had $20 in accrued and unpaid dividends, then the stated value of such share plus accrued and unpaid dividends on the share would equal $1,020, and the share would be exchanged for 16,320 shares of common stock, which amount would be further adjusted to 204 shares to give effect to the 1-for-80 reverse stock split. In addition, there were 21,804.2 shares of Series B preferred stock outstanding. The Company agreed to exchange each share of Series B preferred for one share of common stock, which was then further adjusted to 0.0125 shares after for the reverse stock split. Consummation of the Recapitalization was contingent upon the completion of the public offering that closed on April 30, 2014. Affiliates of Mr. Sillerman held 33,320 shares of Series A preferred and 21,364.2 shares of Series B preferred stock which were exchanged in the Recapitalization on these terms.

Related Approvals
Because each of the transactions (other than the DB Line) referred to in the foregoing sections entitled "Recapitalization Note", "Shared Service Agreement", "Consultant", "Private Placements", "Director Compensation", "Amended and Restated $25,000 Line of Credit and Payoff", "$20,000 Line of Credit Exchange", and "Recapitalization" involved Mr. Sillerman, Mr. Nelson, Mr. Chen, or their respective affiliates, the transactions were subject to certain rules regarding "affiliate" transactions. As such, each was approved by a Special Committee of the Board of Directors and a majority of the independent members of the Board of Directors of the Company.

Wetpaint Stockholders Agreement
Pursuant to the merger agreement (the "Merger Agreement") pursuant to which the Company acquired wetpaint.com, inc. (the "Wetpaint Acquisition"), the Company entered into the Stockholders Agreement, effective at the closing of the Wetpaint Acquisition, with Mr. Sillerman and certain of the former shareholders of wetpaint.com, inc. who received shares of the Company's common stock pursuant to the Wetpaint Acquisition (the "Wetpaint/Viggle Holders"). Pursuant to the terms of the Stockholders Agreement, the Wetpaint/Viggle Holders party to the Stockholders Agreement appointed as their proxy, and granted a power of attorney to, Mr. Sillerman with respect to any proposal submitted for Viggle stockholder approval, and authorized Mr. Sillerman to represent and vote all of such Wetpaint/Viggle Holders’ shares of the Company's capital stock entitled to vote on such matters in his sole discretion. Additionally, pursuant to the Stockholders Agreement, certain Wetpaint/Viggle Holders were granted certain “preemptive” rights which allow them to purchase a pro rata portion of any equity securities or debt securities convertible into equity securities that we propose to offer or sell for the purposes of raising new capital (subject to certain exceptions) during the period following the closing of the Wetpaint Acquisition until the first to occur of the time immediately prior to our completing a recapitalization and December 31, 2015. These provisions expired upon our completion of the Recapitalization.

Wetpaint Nomination Agreement
Pursuant to the Merger Agreement, the Company entered into a nomination agreement, effective at the closing of the Wetpaint Acquisition, with certain Wetpaint/Viggle Holders pursuant to which the Wetpaint/Viggle Holders party thereto were granted certain rights with respect to nominating a member of our Board of Directors or selecting a representative to attend all meetings of our Board of Directors in a nonvoting observer capacity.

Wetpaint Registration Rights Agreement
Pursuant to the Merger Agreement, the Company also entered into a registration rights agreement, effective at the closing of the Wetpaint Acquisition, with certain Wetpaint/Viggle Holders, pursuant to which the Company granted piggy-back registration rights to the Wetpaint/Viggle Holders party thereto for a specified period following the date on which Viggle completes a subsequent offering.

Wetpaint Lockup Agreement
Pursuant to the Merger Agreement, the Company entered into a lockup agreement, effective at the closing of the Wetpaint Acquisition, with certain Wetpaint/Viggle Holders, pursuant to which the Wetpaint/Viggle Holders party thereto are prohibited from selling shares of our common stock until the date that was six months following the date on which we completed a subsequent offering.

Wetpaint Employment Agreements
Pursuant to the Merger Agreement, the Company also entered into the employment agreements, effective at the closing of the Wetpaint Acquisition, with each of L. Benjamin Elowitz and Robert Grady. The employment agreements provide that Messrs. Elowitz and Grady will serve for a three year term and also set forth their respective titles, duties and compensation. In addition, the employment agreements contain provisions relating to termination, confidentiality, non-solicitation and non-competition.

Software License and Services Agreement
On March 10, 2014, the Company entered into a Software License and Services Agreement with SFX Entertainment, Inc. ("SFX"). Pursuant to the terms of the license agreement, SFX paid the Company $5,000 to license the Company's audio recognition software and related loyalty platform for a term of ten years. SFX may use the software for its own internal business purposes and may sublicense the software only to its affiliates or to its co-promoters. The agreement provides that SFX may not use the software for any business that directly competes with the Company in the field of entertainment rewards. The Company believes SFX will use the technology to enable mobile commerce within its festivals or shows. Therefore, the Company does not believe that SFX will use the software in a business that will be competitive with the Company's business. SFX paid the Company $5 million as a license fee for the software. In addition, the Company will provide support and professional services. Rates for support and development services will be charged at $.150 per hour, which we may increase after the first year to the Company's average hourly rate for the services. SFX will also receive 50% of the Company's net revenues from the license of the software to any third party. If SFX elects to renew the agreement after the initial ten year term for an additional ten year term, it will make an additional $5 million payment to the Company upon the renewal. The Company agreed that during the term of the agreement the Company may not license the software to any third party that directly competes with SFX in the promotion of dance music. To the extent that the Company offers terms and conditions to a third-party licensing the software that are, when taken as a whole, more favorable than the terms and conditions provided to SFX, the Company agrees to provide SFX with the same terms and conditions as the third party on a prospective basis.

Mr. Sillerman is Chairman and Chief Executive Officer of SFX, and Mr. Nelson, who serves as one of the members of the Company's Board of Directors, also provides legal services to SFX. In addition, two additional members of the Company's Board, Mr. Meyer and Mr. Miller, also serve on the Board of SFX. Therefore, an independent committee of our Board, comprised of Mr. Horan, Ms. Seitler and Ms. Sock, approved the transaction.

Board Decisions and Certain Conflicts of Interest
Past and future decisions by our board regarding our future growth, operations and major corporate decisions will be subject to certain possible conflicts of interest. These conflicts may have caused, and in the future may cause, our business to be adversely affected. Nevertheless, our board will be responsible for making decisions on our behalf.  In appropriate circumstances, we expect to submit transactions with any related party for approval or negotiation by our independent directors or a special committee thereof.

ACTION NO. 2

RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP audited our consolidated financial statements for the year ended June 30, 2014.  BDO USA, LLP has served as our independent registered public accounting firm since February 2011.  BDO USA, LLP’s work on our audit for 2014 was performed by full time, permanent employees and partners of BDO USA, LLP.  The audit committee has appointed BDO USA, LLP to serve as our independent registered public accounting firm for the year ending June 30, 2015.

While we are not required to submit the appointment of our independent registered public accounting firm to a vote of stockholders for ratification, our board of directors is doing so, based upon the recommendation of the audit committee, as a matter of good corporate practice.  Even upon effectiveness of the ratification, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be advisable and in the best interests of us and our stockholders.

Representatives of BDO USA, LLP are expected to be present at the annual meeting and will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

Vote Required and Recommendation of our Board of Directors

The affirmative vote of the holders of a majority of all shares casting votes at the annual meeting is required to ratify the appointment of BDO USA, LLC as our independent registered public accounting firm for the year ending June 30, 2015.

Our board of directors unanimously recommends a vote “FOR” this proposal.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for its fiscal year ended June 30, 2014. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2014 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has reviewed and discussed with our independent registered public accounting firm BDO USA, LLP, which is responsible for expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our board of directors (and our board of directors approved) that the audited consolidated financial statements for 2014 be included in our Annual Report on Form 10-K for the year ended June 30, 2014, as filed with the Securities and Exchange Commission.    This report is provided by the following independent directors, who comprise the Audit Committee:

Michael J. Meyer, Chairman
Peter Horan
John D. Miller

Services Provided by the Independent Public Accountant and Fees Paid

 The following table sets forth the aggregate fees for services provided by BDO USA, LLP to the Company and its subsidiaries with respect to the years ended June 30, 2014 and June 30, 2013 (fees are stated in dollars):

	2014	2013
Audit-Related Fees(1)	453,215	154,840
Tax Fees	$118,095	14,300
All Other Fees	10,225	—
Total	$581,535	169,140

(1) For 2014 and 2013, audit fees related to the 2014 and 2013 audits, the Form 10-Q filings, the Form 10-K filings, the Form S-1 filing and audit services.
(2) Audit-related fees in 2014 related to audits and reviews in connection with consummated acquisitions.

Audit Committee Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

The audit committee of our board of directors maintains a pre-approval policy with respect to material audit and non-audit services to be performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the accountant’s independence. Before engaging the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the audit committee, or entered into pursuant to the pre-approval policy. Pre-approval authority may be delegated to one or more members of the audit committee.

ACTION NO. 3

APPROVAL OF THE RIGHT TO EXERCISE WARRANTS

As described in the Company’s Current Report on Form 8-K filed on October 27, 2014, the Company and Sillerman Investment Company III LLC (“SIC III”) entered into a Securities Purchase Agreement on October 24, 2014 (the "Securities Purchase Agreement") pursuant to which SIC III agreed to purchase certain securities issued by the Company for a total of $30,000,000.  Pursuant to the Securities Purchase Agreement, the Company issued a Line of Credit Promissory Note (the “Note”), which provides for a $20,000,000 line of credit to the Company.  The Company intends to use the proceeds of such transactions to pay outstanding indebtedness and for general working capital purposes.  In addition, SIC III agreed to purchase 10,000 shares (the “Shares”) of a new class of Series C Convertible Preferred Stock for a total of $10,000,000.  As part of the consideration therefor, the Company also agreed to issue to SIC III warrants to purchase 1,500,000 shares of the Company’s common stock.  The warrants are to be issued in proportion to amounts the Company draws under the Note and amounts paid for the Shares.

The warrants have a three-year term.  The exercise price of the warrants is to be 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants (although the warrants do provide for cashless exercise at the election of the warrantholder).  The exercise of the warrants will result in the issuance of additional shares of common stock, which will be dilutive to the Company’s existing shareholders.  The form of warrant is annexed hereto as Annex A and is incorporated herein by reference.

The right to exercise the warrants will be subject to approval of the Company’s stockholders, which is now being sought.  The Company is seeking the approval of its stockholders in accordance with the rules of The Nasdaq Stock Market® regarding issuances of equity to directors and executive officers.

Stockholders are encouraged to review the financial information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which is available on the internet at www.viggle.com and incorporated herein by reference.

As SIC III is an affiliate of the Company’s Executive Chairman, Robert F.X. Sillerman, a Special Committee consisting of independent directors of the Company was convened to review the terms of the proposed financing transaction, including the issuance of warrants.  The Special Committee recommended that the Board approve such transaction, and the Board, based on the recommendation of the Special Committee, decided it was in the best interests of the Company and its shareholders to approve the transactions.

Vote Required and Recommendation of our Board of Directors

The affirmative vote of the holders of a majority of all shares casting votes at the annual meeting is required to approve the right to exercise warrants on the terms set forth herein.

Our board of directors unanimously recommends a vote “FOR” this proposal.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 is available on the internet at www.viggle.com and the Annual Report on Form 10-K, including the financial statements and information relating thereto, is incorporated by reference.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as set forth below, no director or executive officer of the Company at any time since the beginning of the last fiscal year, nor any individual nominated to be a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the annual meeting, other than the election of directors.  In addition, our Chairman and Chief Executive Officer, Robert F.X. Sillerman, who is also a director of the Company, is the sole owner of Sillerman Investment Company III LLC (“SIC III”).  SIC III is to receive warrants pursuant to the Securities Purchase Agreement with the Company, dated as of October 24, 2014 (the "Securities Purchase Agreement").  Pursuant to the Securities Purchase Agreement, SIC III agreed to purchase certain securities issued by the Company for a total of $30,000,000.  The Company issued a Line of Credit Promissory Note (the “Note”), which provides for a $20,000,000 line of credit to the Company.  In addition, SIC III agreed to purchase 10,000 shares (the “Shares”) of a new class of Series C Convertible Preferred Stock for a total of $10,000,000.  As part of the consideration therefor, the Company also agreed to issue to SIC III warrants to purchase 1,500,000 shares of the Company’s common stock.  The warrants are to be issued in proportion to amounts the Company draws under the Note and amounts paid for the Shares.  The exercise price of the warrants is to be 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants.  The right to exercise the warrants is subject to approval of the Company’s stockholders, which is the subject of Proposal 3 of this Information Statement.  Accordingly, Mr. Sillerman has an interest in that matter.

OTHER MATTERS

Our board of directors does not intend to bring any matters before the annual meeting other than those specifically set forth in the notice of the annual meeting and, as of the date of this information statement, does not know of any matters to be brought before the annual meeting by others.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C.20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders.  The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 902 Broadway, 11th Floor, New York, NY  10010.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

ANNEX A

Form of Warrant